UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

September 16, 2022

Date of Report (date of earliest event reported)

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive, Menlo Park, CA 94025

(Address of Principal Executive Offices) (Zip Code)

(650) 327-3270

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CORT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 16, 2022, Corcept Therapeutics Incorporated (the “Company”) entered into an amendment (the “Amendment”) to its pharmaceutical manufacturer services agreement with Optime Care, Inc. (“Optime”), dated as of August 4, 2017 (the “Agreement”), to extend its term to March 31, 2024. Pursuant to the Agreement, as amended, Optime will continue to act as the exclusive specialty pharmacy dispensing Korlym in the United States.

The material terms of the Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2017, as qualified by reference to the original agreement, a copy of which was filed as an exhibit to our Quarterly Report on Form 10-Q filed with the SEC on November 3, 2017.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed with the SEC as an exhibit to our Quarterly Report on Form 10-Q for the period ending September 30, 2022 (the “Form 10-Q”). Certain terms of the Amendment have been omitted from this Current Report on Form 8-K and will be omitted from the version of the Amendment to be filed as an exhibit to the Form 10-Q pursuant to Item 601(b)(10) of Regulation S-K because the Company customarily and actually treats such information as private or confidential and such information is not material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: September 22, 2022	By:	/s/ Atabak Mokari
Name: Atabak Mokari
Title: Chief Financial Officer and Treasurer